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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     The Company's subsidiaries, fictitious business names (if any) under which they do business, percentage of ownership, and the state or other jurisdiction of incorporation or organization of each are set forth below.

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                                     PERCENTAGE      STATE OR COUNTRY     FICTITIOUS BUSINESS
SUBSIDIARY                          OF OWNERSHIP     OF INCORPORATION        NAME (IF ANY)

Associated Health Services, Inc.        100%            Delaware
Associated Medication Services, Inc.    100%            Delaware
Asthma & Allergy CareAmerica, Inc.      100%            Nevada
Vivra Renal Care, Inc.**                100%            Nevada
Community Dialysis Supply Corp.         100%            Florida
Vivra Health Advantage, Inc.            100%            Nevada
VNS                                      75%            Florida
PCHS Co., Inc.                          100%            California
Specialty Care America, Inc.***         100%            Delaware          Nephrology Services Group/
                                                                          Vivra Nephrology Partners
Surgical Partners of America, Inc.      100%            California
Vivra Heart Services, Inc.                              Nevada
Vivra OB-GYN, Inc.                                      Nevada
Vivra Orthopedics, Inc.                                 Delaware
Vivra Specialty Partners, Inc.                          Nevada
Vivra Physician Services, Inc.          100%            Delaware
VPSL CORPORATION                        100%*           Delaware
   Celsus of Louisville
Vivra Physician Services of
   Colorado Springs, Inc.                83%*           Delaware
Vivra Laboratories, Inc.                100%            Nevada

* Vivra Physician Services, Inc., is 100% owner of VPSL CORPORATION and Vivra Physician Services of Colorado Springs, Inc.

**   Occasionally owns as subsidiaries clinics acquired in pooling transactions.

***  Owns approximately ten subsidiaries which operate nephrology practices.


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